UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

POTLATCHDELTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West First Avenue, Suite 1600
Spokane, Washington		99201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 835-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	PCH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Vice President and Chief Financial Officer

On April 13, 2023, Jerald W. Richards, Vice President and Chief Financial Officer of PotlatchDeltic Corporation (the “Company”), notified the Company of his resignation, effective April 19, 2023, to pursue other career interests. Mr. Richards will remain a Vice President of the Company to assist with the transition of duties to the Interim Chief Financial Officer until May 12, 2023. Mr. Richards’ resignation is not a result of any disagreement with the Company’s management or its external auditor.

(c) Appointment of Interim Chief Financial Officer

On April 18, 2023, the Board of Directors of the Company appointed Wayne Wasechek, the Company’s Controller and Principal Accounting Officer, as the Company’s Interim Vice President, Chief Financial Officer and Chief Accounting Officer, effective April 19, 2023. The Company will undertake a search for a new Chief Financial Officer.

Mr. Wasechek, age 53, has served as Controller and Principal Accounting Officer since November 2018. He previously served as Vice President and Assistant Controller of Vail Resorts, Inc. (NYSE: MTN) from 2011 to 2018 and as Senior Director of Financial Reporting of Vail Resorts from 2006 to 2011.

There is no arrangement or understanding between Mr. Wasechek and any other person pursuant to which Mr. Wasechek was selected as the Company’s Interim Vice President, Chief Financial Officer and Chief Accounting Officer. Mr. Wasechek has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Wasechek is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the expansion of Mr. Wasechek’s responsibilities, effective April 19, 2023, Mr. Wasechek will receive a monthly incremental salary stipend of $11,250. In addition, he will be eligible for a discretionary cash bonus of an amount to be determined and approved by the Board of Directors at the end of the interim period. Further, on April 19, 2023, he will be granted a restricted stock unit award with a grant value of $175,000. The grant will vest 100% on the third anniversary of the grant date. The number of shares covered by the grant will be determined by dividing the grant value by the closing price of the Company’s stock on the grant date.

Item 7.01 Regulation FD Disclosure.

On April 19, 2023, the Company issued a press release announcing the officer changes described above. A copy of the press release is furnished herewith as Exhibit 99.1

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by PotlatchDeltic Corporation, dated April 19, 2023
104	Cover Page interactive data file (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PotlatchDeltic Corporation

Date:	April 19, 2023	By:	/s/ Michele L. Tyler
Michele L. Tyler Vice President, General Counsel and Corporate Secretary